Exhibit 10.56

FIRST AMENDMENT

TO

LINE OF CREDIT PROMISSORY NOTE

This First Amendment to Line of Credit Promissory Note (this “First Amendment”) is dated March 10, 2005, by and among Diversified Corporate Resources, Inc., a Texas corporation (the “Obligor”) and the James R. Colpitt Trust (the “Holder”).

WHEREAS, the Obligor has issued the Holder a Line of Credit Promissory Note, dated March 1, 2005, a copy of which is attached hereto as Exhibit A (the “Note”);

WHEREAS, the Obligor and the Holder desire to amend the Note, as set forth herein.

NOW THEREFORE, in consideration of the following good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises and agreements herein contained, including the recitals set forth hereinabove, the parties agree as follows:

1.             Personal Guaranties.  In order to induce the Holder to fund another $200,000 (the “Additional Funding”) under the Note, in addition to the $150,000 that has been funded as of the current date, the Holder has received the personal guaranties of J. Michael Moore and Ron Vallely (together, the “Guaranties”), both of whom are officers of the Obligor who would benefit from the Additional Funding, copies of which are attached hereto as Exhibit B;

2.             Conversion Privilege.  As a further inducement to the Holder to complete the Additional Funding, the Obligor hereby agrees that, upon an Event of Default, the Holder may elect, in addition to any other rights that the Holder would have under the Note or the Security Agreement with J. Michael Moore executed simultaneously with the Note, to convert $200,000 of the principal balance of the Note into 350,000 shares of the common stock of the Obligor, at a conversion price of approximately $0.57 per share, by surrendering the original copy of this Note to the Obligor along with written notice that the Holder so wishes to convert $200,000 of this Note, at which time the Obligor shall issue the Holder a replacement note identical to the Note, as reduced by the amount converted; provided, however, that if the Holder elects to exercise the conversion privilege set forth in this Section 2 (its “Conversion Rights”), it shall have no rights to enforce the Guaranties set forth in Section 1, and the Holder agrees that, by the Holder exercising its Conversion Rights, the Guaranties shall automatically become null and void and have no further legal effect.

3.             Except as expressly amended hereby, the Note remains in full force and effect.  Capitalized terms that are not defined herein shall have the same meaning assigned to them in the Note.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the date first above written.

This First Amendment to Line of Credit Promissory Note may be executed in one or more identical counterparts, including by facsimile signature, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument.

OBLIGOR:

DIVERSIFIED CORPORATE RESOURCES, INC.

By:
Name:
Title:

HOLDER:

JAMES R. COLPITT TRUST

By:
James R. Colpitt, Trustee

EXHIBIT A

LINE OF CREDIT PROMISSORY NOTE

EXHIBIT B

COPIES OF PERSONAL GUARANTIES OF MOORE AND VALLELY